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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UbiquiTel Inc. 2002 Employee Stock Purchase Plan of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), included in UbiquiTel Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


Ernst & Young LLP


Kansas City, Missouri
March 25, 2002